                          SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             RAPTOR SYSTEMS, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                      [RAPTOR SYSTEMS LOGO APPEARS HERE]

                SUPPLEMENT TO PROSPECTUS/JOINT PROXY STATEMENT

                                                               January 20, 1998

Dear Stockholder:

  As I indicated in my letter of January 5, 1998 attached to the Prospectus/Joint Proxy Statement that was previously sent to you, the Board of Directors (the "Raptor Board") of Raptor Systems, Inc., a Delaware corporation ("Raptor"), unanimously approved (i) the Agreement and Plan of Merger, dated as of December 1, 1997 (the "Merger Agreement"), by and among Raptor, AXENT Technologies, Inc., a Delaware corporation ("AXENT"), and Axquisition Two, Inc., a Delaware corporation and wholly-owned subsidiary of AXENT (the "Merger Subsidiary"), and (ii) the merger of the Merger Subsidiary with and into Raptor (the "Merger") with Raptor being the surviving wholly-owned subsidiary of AXENT.

  THE RAPTOR BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, RAPTOR AND ITS STOCKHOLDERS. ON BEHALF OF THE RAPTOR BOARD, I URGE YOU TO VOTE TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

  Enclosed is a Supplement (the "Supplement") to the January 2, 1998 Prospectus/Joint Proxy Statement. The Supplement summarizes a number of recent developments relating to Raptor, including (a) an agreement in principle to settle a purported class action lawsuit seeking, among other things, to enjoin the Merger, (b) an announcement relating to when Raptor's and AXENT's fourth quarter and year end 1997 financial results will be available, (c) an updated opinion, as of January 19, 1998, of the investment banking firm NationsBanc Montgomery Securities, Inc. ("Montgomery"), Raptor's financial advisor, with respect to the fairness, from a financial point of view, of the consideration to be received by the stockholders of Raptor in the Merger, and (d) information relating to the nature and extent of the services that AXENT engaged Montgomery or NationsBank, N.A. to perform in the past two years.

  There has been no change in the purpose, time or place of the Special Meeting of Stockholders of Raptor (the "Raptor Special Meeting") which will take place on February 5, 1998 at 10:00 a.m., local time, at the offices of Goodwin, Procter & Hoar LLP, Conference Center, Second Floor, Exchange Place, Boston, Massachusetts 02109.

  On behalf of the Raptor Board, I again urge you to be represented in person or by proxy at the Raptor Special Meeting, regardless of the number of shares you own. Stockholders of Raptor who previously submitted a proxy and who do not wish to change their proxy do not need to execute and submit the enclosed proxy. If, after reviewing and considering the information contained in the Supplement, you wish to change your proxy or, if you did not previously submit a proxy and now wish to submit a proxy, simply complete, sign, date and return the enclosed proxy in the enclosed envelope as soon as possible.

                                          Sincerely,

                                          /s/ Robert A. Steinkrauss

                                          Robert A. Steinkrauss
                                          Chairman of the Board

  If you would like to receive another copy of the Prospectus/Joint Proxy Statement please contact MacKenzie Partners, Inc., Attention: Investor Relations at (800) 322-2885 (toll free) and a copy will be forwarded to you without charge.

  Unless otherwise defined herein, capitalized terms used in this Supplement (the "Supplement") to the Prospectus/Joint Proxy Statement dated January 2, 1998 (the "Prospectus/Joint Proxy Statement") have the respective meanings ascribed to them in the Prospectus/Joint Proxy Statement. Stockholders of Raptor (the "Raptor Stockholders") are urged to read this Supplement in conjunction with the information included in the Prospectus/Joint Proxy Statement, copies of which were previously furnished to Raptor Stockholders of record as of December 31, 1997 (the "Record Date"). This Supplement and the accompanying proxy card are first being mailed to the Raptor Stockholders of record, as of the Record Date, on or about January 21, 1998.

                                    GENERAL

  At the Raptor Special Meeting, the Raptor Stockholders will be asked to vote upon a proposal to approve and adopt (i) the Merger Agreement, and (ii) the Merger. In the Merger, each outstanding share of Raptor Common Stock will be converted into and represent the right to receive 0.80 of a share of AXENT Common Stock, and cash in lieu of fractional shares of AXENT Common Stock. Additionally, outstanding options to purchase Raptor Common Stock will be exchanged for options to purchase AXENT Common Stock. The Merger will become effective at the time of filing of a certificate of merger with the Secretary of State of the State of Delaware, which is expected to occur as soon as practicable after the last of the conditions precedent to the Merger set forth in the Merger Agreement has been satisfied or waived. Record holders of Raptor Common Stock as of the Record Date will be entitled to vote at the Raptor Special Meeting.

              DESCRIPTION OF THE LITIGATION RELATED TO THE MERGER
                          AND THE PROPOSED SETTLEMENT

  On December 4, 1997, an action (the "Action") entitled Usher Fisher v. William S. Kaiser, et al., Del. Ch., C.A. No. 16072-NC, was filed in the Delaware Court of Chancery in and for New Castle County (the "Court"), purportedly as a class action on behalf of Raptor Stockholders, against Raptor, the members of the Raptor Board and AXENT. The complaint alleged that the Raptor Board breached their fiduciary duties in connection with the approval of the Merger and sought, among other things, to enjoin consummation of the Merger.

  On or about January 5, 1998, Raptor mailed the Prospectus/Joint Proxy Statement to the Raptor Stockholders.

  On January 7, 1998, the plaintiff filed an amended complaint with the Court (the "Amended Complaint"). The Amended Complaint repeats the claim that the Raptor Board breached their fiduciary duties to the Raptor Stockholders in connection with the approval of the Merger and alleges new claims which include, among others, the lack of certain disclosures in the Prospectus/Joint Proxy Statement. The Amended Complaint also alleges that AXENT aided and abetted the alleged breaches of fiduciary duty by the Raptor Board. The Amended Complaint seeks as relief, among other things, an order enjoining the consummation of the Merger and requiring Raptor to make additional disclosures to the Raptor Stockholders concerning the Merger. Plaintiff obtained an order from the Court expediting proceedings and scheduling a hearing on a motion for a preliminary injunction for January 28, 1998.

  Raptor and the Raptor Board believe that the allegations in the Amended Complaint are without merit. However, they also believe that this litigation could delay and cause uncertainty with respect to the consummation of the Merger and that such delay and uncertainty are not in the best interests of Raptor and the Raptor Stockholders. Accordingly, representatives of Raptor and AXENT entered into discussions with counsel for the plaintiff concerning a potential settlement of the Action. On January 20, 1998, an agreement in principle was reached to settle the Action. In connection with this agreement in principle, Raptor and the Raptor Board made no admission of liability, but agreed to circulate to Raptor Stockholders this Supplement containing (a) the announcement by Raptor and AXENT of when Raptor's and AXENT's respective financial results for the quarter, and year, ending on December 31, 1997 will be publicly available, (b) an updated opinion, as of January 19, 1998, of the investment banking firm NationsBanc Montgomery Securities, Inc. ("Montgomery"), Raptor's financial advisor, with respect to the fairness, from a financial point of view, of the consideration to be received by the Raptor Stockholders in the Merger, and (c) information relating to the nature and extent of the services that AXENT engaged Montgomery or NationsBank, N.A. ("NationsBank") to perform in the past two years. This information is set forth elsewhere herein. In connection with the agreement in principle, the plaintiff agreed that, except for certain confirmatory discovery, he will refrain from further proceedings pending approval of a final settlement agreement by the Court and approval of the Merger by the Raptor Stockholders. Finally, the defendants agreed not to oppose an application by plaintiff's counsel for an award of counsel fees and expenses not to exceed $250,000. If the fee application is approved, such amount will be payable by Raptor.

                   FOURTH QUARTER AND 1997 YEAR END RESULTS

  Although Raptor's financial results for the quarter, and year, ending on December 31, 1997 (the "Raptor Financial Results"), were not available for inclusion in the Prospectus/Joint Proxy Statement and are currently not available for inclusion in this Supplement, Raptor will publicly announce the Raptor Financial Results prior to the date of the Raptor Special Meeting. Raptor will disseminate the Raptor Financial Results in the form of a press release which will be available from Raptor, published in the financial press and available on the internet. Any Raptor Stockholder interested in obtaining the press release containing the Raptor Financial Results, when available, should contact Raptor, Attention: Investor Relations at (781) 487-7700 prior to the Raptor Special Meeting or visit Raptor's web site at: http://www.raptor.com. Raptor's press release will also be available at no charge by dialing (800) 758-5804, extension 110041.

  Additionally, AXENT has indicated to Raptor that, although its financial results for the quarter, and year, ending on December 31, 1997 (the "AXENT Financial Results"), were not available for inclusion in the Prospectus/Joint Proxy Statement and are currently not available for inclusion in this Supplement, AXENT will publicly announce the AXENT Financial Results prior to the date of the Raptor Special Meeting. AXENT will disseminate the AXENT Financial Results in the form of a press release which will be available from AXENT, published in the financial press and available on the internet. When available, the AXENT Financial Results should not be considered to be indicative of future financial results of AXENT. Any Raptor Stockholder interested in obtaining the press release containing the AXENT Financial Results, when available, should contact AXENT, Attention: Investor Relations at (301) 258-5043 prior to the Raptor Special Meeting or visit AXENT's web site at: http://www.axent.com.

                     MONTGOMERY'S FAIRNESS OPINION UPDATE

  Montgomery issued a written opinion (the "Montgomery Fairness Opinion") to the Raptor Board dated as of November 28, 1997, that, as of the date thereof and subject to assumptions made, matters considered and limitations on the scope of review undertaken by Montgomery in the Montgomery Fairness Opinion, the consideration to be received by the Raptor Stockholders in the Merger is fair from a financial point of view to such Raptor Stockholders. A copy of the Montgomery Fairness Opinion was attached as Annex C to the Prospectus/Joint Proxy Statement. The Raptor Board urges you to carefully read the Montgomery Fairness Opinion in its entirety. In connection with the proposed settlement of the Action, and pursuant to the engagement letter between Raptor and Montgomery, Raptor asked Montgomery to update the Montgomery Fairness Opinion. In connection with Raptor's request, Montgomery has issued a written opinion (the "Montgomery Fairness Opinion Update") to the Raptor Board dated as of January 19, 1998, that, as of the date thereof and subject to assumptions made, matters considered and limitations on the scope of review undertaken by Montgomery in the Montgomery Fairness Opinion Update, the consideration to be received by the Raptor Stockholders in the Merger is fair from a financial point of view to such Raptor Stockholders. The Montgomery Fairness Opinion Update is attached as Annex A to this Supplement and is incorporated herein by reference. The Raptor Board urges you to carefully read the Montgomery Fairness Opinion Update in its entirety.

                  MONTGOMERY'S PRIOR RELATIONSHIP WITH AXENT

  In the Montgomery Fairness Opinion and in the Montgomery Fairness Opinion Update, Montgomery states that it has "performed various investment banking services for Seller and Buyer [i.e., AXENT]." In connection with such statement, Montgomery has provided Raptor with the following information. In November 1996, AXENT engaged Montgomery to provide investment banking advisory services to AXENT. As part of that engagement, Montgomery issued a fairness opinion, dated January 6, 1997, with regard to AXENT's acquisition of AssureNet Pathways, Inc. ("AssureNet"), which acquisition was announced on January 7, 1997 and closed on March 25, 1997. In connection with that engagement, Montgomery was paid $500,000 (and was reimbursed for its out-of-pocket expenses) for the investment banking services it provided to AXENT.

  Furthermore, AXENT has informed Raptor that from May 1996 through September 1997, AXENT hired NationsBank to provide certain commercial banking and investment advisory services to AXENT. AXENT continues to maintain commercial bank accounts with NationsBank. This relationship was entered into before the merger of NationsBank and Montgomery, which closed on October 1, 1997, and Montgomery has informed Raptor that this relationship had no impact or bearing on the Montgomery Fairness Opinion or the Montgomery Fairness Opinion Update.

  Finally, while AXENT informed Montgomery in mid-November 1997 that the potential for future engagements of Montgomery by AXENT existed, Montgomery has informed Raptor that since its engagement by AXENT in connection with the AssureNet acquisition, Montgomery has not been engaged, and is not currently engaged, to perform any services for AXENT. Montgomery has informed Raptor that Montgomery's prior engagement by AXENT and the potential for future business dealings with AXENT had no impact or bearing upon the Montgomery Fairness Opinion or the Montgomery Fairness Opinion Update.

                               ----------------

  ANY RAPTOR STOCKHOLDER THAT HAS RETURNED A PROPERLY COMPLETED, DATED AND SIGNED PROXY CARD PRIOR TO THE DISTRIBUTION OF THIS SUPPLEMENT WILL HAVE HIS OR HER OR ITS SHARES OF RAPTOR COMMON STOCK VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED THEREON. ANY RAPTOR STOCKHOLDER MAY, HOWEVER, CHANGE HIS OR HER OR ITS VOTE BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES. ANY RAPTOR STOCKHOLDER WHO HAS NOT ALREADY RETURNED A PROXY CARD MAY USE EITHER THE ENCLOSED PROXY CARD OR THE PROXY CARD ENCLOSED WITH THE PROSPECTUS/JOINT PROXY STATEMENT TO VOTE HIS OR HER OR ITS SHARES OF RAPTOR COMMON STOCK AT THE RAPTOR SPECIAL MEETING.

The date of this Supplement to the Prospectus/Joint Proxy Statement is January
                                   20, 1998.

                                                                        ANNEX A

Board of Directors                                             January 19, 1998
Raptor Systems, Inc.
69 Hickory Drive
Waltham, MA 02154

Members of the Board:

  We understand that Raptor Systems, Inc., a Delaware corporation ("Seller"), and AXENT Technologies, Inc., a Delaware Corporation ("Buyer"), have entered into a Merger Agreement to be dated December 1, 1997 (the "Merger Agreement"), pursuant to which Seller will be merged with and into Buyer, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Seller, we understand that each outstanding share of the common stock, $0.01 par value per share ("Seller Common Stock"), of Seller will be converted into and exchangeable for 0.8 shares of the common stock, $0.02 par value per share ("Buyer Common Stock"), of Buyer, subject to certain adjustments (the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

  On November 28, 1997 we issued an opinion as investment bankers that the Consideration to be received by the shareholders of Seller pursuant to the Merger was fair to such shareholders from a financial point of view, as of the date hereof.

  Pursuant to our Engagement Letter you have asked us to confirm that it is still our opinion that the consideration to be received by the Seller's shareholders is fair to them from a financial point of view. In connection with updating our opinion, we have through the close of the market on Friday, January 16, 1998, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller and Buyer, including the consolidated financial statements for recent years and interim periods to September 1997 and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock and Buyer Common Stock; (iv) compared Seller and Buyer from a financial point of view with certain other companies in the software industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the software industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed the premiums paid of selected recent merger of equals combinations which we deemed to be comparable in whole or in part, to the Merger; (vii) reviewed the financial contribution each company is making to the combined company and compared that contribution to the percentage ownership each company's shareholders will hold in the combined company after the transaction closes; (viii) reviewed and discussed with representatives of the management of Seller and Buyer certain information of a business and financial nature regarding Seller and Buyer, furnished to us by them, including financial forecasts and related assumptions of Seller and Buyer; and (ix) performed such other analyses and examinations as we have deemed appropriate.

  In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller and Buyer provided to us by their respective managements, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Seller and Buyer and that they provide a reasonable basis upon which we can form our opinion. With respect to the forecasts for Buyer provided to us by its management, for purposes of our analyses we have assumed that they provide a reasonable basis upon which we can form our opinions. We have also assumed that there have been no material changes in Seller's or Buyer's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to Seller as to all legal and financial reporting matters with respect to Seller, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, our opinion is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

  We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

  We have acted as financial advisor to Seller in connection with the Merger and will receive a fee for our services, including rendering our original opinion and this update, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Seller and Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of Seller and performed various investment banking services for Seller and Buyer.

  Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the shareholders of Seller pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

  We are not expressing an opinion regarding the price at which the Buyer Common Stock may trade at any future time. The Consideration to be received by the shareholders of Seller pursuant to the Merger is based upon a fixed exchange ratio and, accordingly, the market value of the Consideration may vary significantly.

  This opinion is directed to the Board of Directors of Seller in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to the shareholders and does not address the relative merits of the Merger and any alternatives to the Merger, Seller's underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement or prospectus or the Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                     Very truly yours,

                                     /s/ NationsBanc Montgomery Securities, LLC

                                     NATIONSBANC MONTGOMERY SECURITIES, LLC


                                      A-2